POWER OF ATTORNEY


      Each of the undersigned directors and officers of Union Texas Petroleum Holdings, Inc. (the "Company"), hereby constitutes and appoints Terry G. Dallas and Mark E. Nicholls, and both or either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and both or either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and both of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Signature                    Title               Date


 /s/ MICHAEL E. WILEY
_______________________    Chairman of the Board,    September 22, 1998
   Michael E. Wiley        Chief Executive Officer
 (Principal executive      and Director
      officer)


 /s/ MARK E. NICHOLLS
_______________________    Senior Vice President,    September 22, 1998
    Mark E. Nicholls       Chief Financial Officer
 (Principal financial      and Controller
 officer and Principal
  accounting officer)


 /s/ MARIE L. KNOWLES
_______________________    Director                  September 22, 1998
     Marie L. Knowles


/s/ DONALD R. VOELTE, JR.
_______________________    Director                  September 22, 1998
  Donald R. Voelte, Jr.


/s/ WILLIAM E. WADE, JR.
_______________________    Director                  September 22, 1998
  William E. Wade, Jr.